                                                                     EXHIBIT 2.3
                                                                     -----------

                                 AMENDMENT NO. 2
                                       TO
                               PURCHASE AGREEMENT

            THE PURCHASE AGREEMENT dated October 7, 1999, by and between UNITED INSURANCE COMPANY OF AMERICA, an Illinois insurance company ("Seller"), and CERES GROUP, INC., a Delaware corporation ("Purchaser"), as thereafter amended by AMENDMENT TO PURCHASE AGREEMENT dated April 17, 2000, (the "Agreement") is hereby amended by agreement of Seller and Purchaser in accordance with this AMENDMENT NO. 2 TO PURCHASE AGREEMENT ("Amendment").

                                    RECITALS

            WHEREAS, the parties desire to amend the Agreement so as to extend the time for completing the transactions contemplated by the Agreement.

            NOW, THEREFORE, in consideration of the foregoing Recital, which constitutes a material part of this Amendment, and the mutual covenants of the parties, the parties agree as follows:


1. Section 7.1(b)(i) of the Agreement is hereby deleted and the following is substituted in place thereof:

            if the Closing shall not have occurred on or prior to July 17, 2000; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or prior to such date; or


2. Except as specifically amended or modified herein, all of the terms, conditions and covenants contained in the Agreement shall remain in full force and effect and are hereby fully ratified and confirmed by the parties.


3. Capitalized terms used in this Amendment shall have the same meaning as specified in the Agreement, except as otherwise expressly provided herein.


4. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which when taken together shall constitute one and the same agreement. All parties hereto agree that a facsimile of their signature shall be as valid and binding as if the same were an original signature.


5. The terms and conditions of this Amendment shall be binding upon the parties hereto, their successors and assigns.

            IN WITNESS WHEREOF, this Amendment No. 2 to Purchase Agreement has been duly executed as of the 5th day of July, 2000.


                                         UNITED INSURANCE COMPANY OF AMERICA


                                         By:    /s/ Scott Renwick
                                                --------------------------------
                                                Scott Renwick

                                         Title: Vice President
                                                --------------------------------



                                         CERES GROUP, INC.


                                         By:    /s/ Charles E. Miller, Jr.
                                                --------------------------------
                                                Charles E. Miller, Jr.

                                         Title: Executive Vice President and CFO
                                                --------------------------------









                                       -2-